As filed with the Securities and Exchange Commission on March 18, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Five Prime Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0038620
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

(Address of principal executive offices)

2013 Omnibus Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the Plan)

Lewis T. Williams

President and Chief Executive Officer

Five Prime Therapeutics, Inc.

Two Corporate Drive

South San Francisco, California 94080

(415) 365-5600

(Name, address and telephone number of Agent for Service)

Copies to:

Laura A. Berezin

Hogan Lovells US LLP

4085 Campbell Avenue

Suite 100

Menlo Park, California 94025

(650) 463-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(4)	Proposed Maximum Aggregate Offering Price(4)	Amount of Registration Fee
2013 Omnibus Incentive Plan (Common stock, $0.001 par value per share)	867,219(2)	$25.69	$22,278,856.11	$2,588.80
2013 Employee Stock Purchase Plan (Common stock, $0.001 par value per share)	216,804(3)	$25.69	$5,569,694.76	$647.20
TOTAL	1,084,023	—	$27,848,550.87	$3,236.00

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of Five Prime Therapeutics, Inc.’s (the “Registrant”) outstanding shares of common stock.
(2)	Represents additional shares of the Registrant’s common stock reserved for future grant under the Registrant’s 2013 Omnibus Incentive Plan (the “2013 Plan”) as a result of the automatic increase in shares reserved thereunder on January 1, 2015 pursuant to the terms of the 2013 Plan.
(3)	Represents additional shares of the Registrant’s common stock reserved for issuance under the Registrant’s 2013 Employee Stock Purchase Plan (the “ESPP”) as a result of the automatic increase in shares reserved thereunder on January 1, 2015 pursuant to the terms of the ESPP.
(4)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices of the Registrant’s common stock as reported on The NASDAQ Global Market on March 16, 2015.

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 867,219 shares of common stock under the Five Prime Therapeutics, Inc. 2013 Omnibus Incentive Plan and an additional 216,804 shares of common stock under the Five Prime Therapeutics, Inc. 2013 Employee Stock Purchase Plan, pursuant to the provisions of each plan which provide for annual automatic increases in the number of shares of common stock reserved for issuance under each respective plan.

As permitted by General Instruction E to Form S-8, the contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 11, 2013 (File No. 333-191700) and on March 26, 2014 (File No. 333-194820), are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this registration statement the following documents filed by it with the SEC:

(a)	the contents of the Registrant’s Registration Statements on Form S-8 relating to the 2013 Plan and the ESPP, previously filed with Commission on October 11, 2013 (File No. 333-191700) and on March 26, 2014 (File No. 333-194820);

(b)	the Registrant’s Annual Report on Form 10-K (File No. 001-36070) for the fiscal year ended December 31, 2014, filed with the Commission on March 18, 2015;

(c)	the Registrant’s Current Reports on Form 8-K (File No. 001-36070) filed with the Commission on January 7, 2015 and January 21, 2015; and

(d)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36070) filed with the Commission on September 16, 2013, under Section 12(b) of the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed on the Exhibit Index attached hereto and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California on March 18, 2015.

Five Prime Therapeutics, Inc.

By:	/s/ Lewis T. Williams
Lewis T. Williams
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis T. Williams and Francis W. Sarena, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lewis T. Williams	Chief Executive Officer, President and Director (Principal Executive Officer)	March 18, 2015
Lewis T. Williams

/s/ Marc L. Belsky	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2015
Marc L. Belsky

/s/ Aron Knickerbocker	Senior Vice President, Chief Business Officer and Director	March 18, 2015
Aron Knickerbocker

/s/ Brian G. Atwood	Chairman of the Board	March 18, 2015
Brian G. Atwood

/s/ Franklin M. Berger	Director	March 18, 2015
Franklin M. Berger

/s/ Fred E. Cohen	Director	March 18, 2015
Fred E. Cohen

/s/ R. Lee Douglas	Director	March 18, 2015
R. Lee Douglas

/s/ Peder K. Jensen	Director	March 18, 2015
Peder K. Jensen

/s/ Mark D. McDade	Director	March 18, 2015
Mark D. McDade

/s/ William Ringo	Director	March 18, 2015
William Ringo

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Specimen common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-190194), filed with the Commission on September 4, 2013).

4.2	2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 4.8 to the Registrant’s Registration Statement on Form S-8 (File No. 333-191700), filed with the Commission on October 11, 2013).

4.3	Form of Incentive Stock Option Agreement under 2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190194), filed with the Commission on July 26, 2013).

4.4	Form of Non-Qualified Option Agreement under 2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1 (File No. 333-190194), filed with the Commission on July 26, 2013).

4.5	Form of Restricted Stock Agreement under 2013 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 (File No. 333-193491), filed with the Commission on January 22, 2014).

4.6	2013 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 4.11 to the Registrant’s Registration Statement on Form S-8 (File No. 333-191700), filed with the Commission on October 11, 2013).

5.1	Opinion of Hogan Lovells US LLP.

23.1	Consent of Independent Registered Accounting Firm.

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).